Exhibit 32.1

Section 1350 Certification of Chief Executive Officer and Chief Financial Officer

In connection with the Transition Report on Form 10-K of American Housing REIT Inc. (the "Company") for the three month period ended December 31, 2014 as filed with the Securities and Exchange Commission (the "Report"), I, Conn Flanigan, Chief Executive Officer of the Company, and I Donald McClure, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2015	/s/ Conn Flanigan
Conn Flanigan
Chief Executive Officer (Principal Executive Officer)

Dated: March 31, 2015	/s/ Donald McClure
Donald McClure
Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies this Transition Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.